Exhibit 10.16

EXECUTION VERSION

CONFIDENTIAL

SHARE SUBSCRIPTION AGREEMENT

Dated February 24, 2018

by and between

TENCENT MUSIC ENTERTAINMENT GROUP

(腾讯音乐娱乐集团)

and

THE PURCHASERS HEREUNDER

SHARE SUBSCRIPTION AGREEMENT

THIS SHARE SUBSCRIPTION AGREEMENT (this “Agreement”) is made and entered into on February 24, 2018 by and between:

(a) Tencent Music Entertainment Group (腾讯音乐娱乐集团), an exempted company incorporated under the Laws of the Cayman Islands (the “Company”); and

(b) each of the investors listed on Schedule A attached hereto and any other investor who shall become Parties to this Agreement after the date hereof in accordance with Section 2.1 (each, a “Purchaser” and collectively, the “Purchasers”).

RECITALS

A.

The Company desires to issue and sell to each Purchaser, and each Purchaser desires to subscribe for and purchase from the Company, a certain number of the ordinary shares, par value US$0.000083 per share, of the Company (the “Ordinary Shares”), on the terms and conditions set forth in this Agreement; and

B.	The Parties desire to enter into this Agreement and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	DEFINITIONS

In this Agreement, unless the context otherwise requires, the following words and expressions have the meanings as follows:

“Action” means any litigation or arbitration proceeding.

“Affiliate” means, (i) with respect to a Person that is a natural person, such Person’s relatives and any other Person (other than natural persons) directly or indirectly Controlled by such Person, and (ii) with respect to a Person that is not a natural person, a Person that directly, or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such Person. For the purposes of this definition, “relative” of a Person means such Person’s spouse, parent, grandparent, child, grandchild, sibling, uncle, aunt, nephew, niece or great-grandparent or the spouse of such Person’s child, grandchild, sibling, uncle, aunt, nephew or niece.

“Agreement” has the meaning set forth in the preamble.

“Applicable Basket” has the meaning set forth in Section 7.2(a).

“Applicable Cap” has the meaning set forth in Section 7.2(a).

“Approval” means any approval, consent, waiver, license or permit required to be obtained from, or any registration or qualification required to be filed with or delivered to, any Governmental Authority or any other Person.

“Arbitration Notice” has the meaning set forth in Section 9.13.

“Attorney” has the meaning set forth in Section 9.2(c).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3.

“Board” means the Board of Directors of the Company.

“Business Day” means a day (other than a Saturday or a Sunday) that the banks in New York, Hong Kong, the PRC, and the Cayman Islands are generally open for business.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Company” has the meaning set forth in the preamble.

“Company Indemnitee” has the meaning set forth in Section 7.2(b).

“Control” means the possession, direct or indirect, of the power to direct, or cause the direction of, the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“De Minimis Claim Threshold” has the meaning set forth in Section 7.2(a).

“Dispute” has the meaning set forth in Section 9.13.

“Dual-Class Structure and Re-Designation” has the meaning set forth in Section 9.2(a).

“Effective Event” has the meaning set forth in Section 9.2(a)(i).

“ESOP” means collectively, the 2014 Share Incentive Plan, the 2017 Share Option Plan and the 2017 Restricted Share Award Scheme of the Company.

“Existing Shareholder” means any Person that is a holder of Ordinary Shares as of December 8, 2017.

“Fair Market Value” has the meaning set forth in Section 7.5(a)(i).

“Governmental Authorities” means any nation, government, province, state, or any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of any government or any political subdivision thereof, court, tribunal, arbitrator, the governing body of any securities exchange, and self-regulatory organization, in each case having competent jurisdiction (with each of such Governmental Authorities being referred to as a “Governmental Authority”).

“HKIAC” has the meaning set forth in Section 9.13.

“HKIAC Rules” has the meaning set forth in Section 9.13.

“Hong Kong” means the Hong Kong Special Administrative Region of the People’s Republic of China.

“Indemnified Party” has the meaning set forth in Section 7.3.

“Indemnifying Party” has the meaning set forth in Section 7.3.

“IPO” has the meaning set forth in Section 7.1.

“Knowledge of the Company” means the actual knowledge of the Chief Executive Officer, the Chief Financial Officer and the General Counsel of the Company as of the date of this Agreement.

“Law” means any law, rule, constitution, code, ordinance, statute, treaty, decree, regulation, common law, order, official policy, circular, provision, administrative order, interpretation, injunction, judgment, ruling, assessment, writ or other legislative measure, in each case of any Governmental Authority.

“Lien” means, with respect to any property or asset, any mortgage, charge, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

“Liquidated Damages” has the meaning set forth in Section 7.5(b).

“Losses” has the meaning set forth in Section 7.2(a).

“Order” means any injunction, judgment, order, decree, stipulation or determination by or with any Governmental Authority.

“Ordinary Shares” has the meaning set forth in the recitals.

“Parties” means the named parties to this Agreement and their respective successors and permitted assigns (with each of such Parties being referred to as a “Party”).

“Person” means any individual, corporation, partnership, limited partnership, proprietorship, association, limited liability company, firm, trust, estate or other enterprise, entity or legal person.

“PRC” means the People’s Republic of China and for purposes of this Agreement, excludes Hong Kong, Macao Special Administrative Region and Taiwan.

“Purchased Shares” has the meaning set forth in Section 2.1.

“Purchaser” has the meaning set forth in the preamble.

“Purchasers” has the meaning set forth in the preamble.

“Purchaser Indemnitee” has the meaning set forth in Section 7.2(a).

“Purchaser Representatives” has the meaning set forth in Section 5.3(a).

“Purchaser Owned Shares” has the meaning set forth in Section 9.2(b)(iii).

“Restated Articles” means the Fourth Amended and Restated Memorandum and Articles of Association of the Company adopted on or around January 8, 2018.

“Right of Participation” has the meaning ascribed to it in the Shareholders Agreement and the Restated Articles.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Selection Period” has the meaning set forth in Section 9.13.

“Shareholder” has the meaning ascribed to it in the Shareholders Agreement.

“Shareholders Agreement” means the Third Amended and Restated Shareholders Agreement of the Company entered into on or around January 8, 2018 by and among the Company and other parties named therein.

“Subscription Price” has the meaning set forth in Section 2.1.

“Subsidiary” means companies whose financial results are consolidated with those of the Company in accordance with the generally accepted accounting principles in the United States.

“Taxes” means (i) in the PRC: (a) any national, provincial, municipal or local taxes, charges, fees, levies or other assessments, (b) all interest, penalties or additional amounts imposed by any Governmental Authority having jurisdiction over the assessment, determination, collection or other imposition of any items described in clause (a) above in connection therewith, and (ii) in any jurisdiction other than the PRC: all similar liabilities as described in clause (i) above.

“Tencent” means Min River Investment Limited.

“Transaction Documents” means this Agreement, the Shareholders Agreement, the Restated Articles, and any other agreement, document or instrument executed and delivered in connection with the transactions contemplated by this Agreement.

“Transfer” means (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer any Ordinary Shares or other securities of the Company or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction or a transfer or new issuance of ownership interests in a direct or indirect holder of such Ordinary Shares or other securities of the Company), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Ordinary Shares or other securities of the Company or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“US$” means United States Dollars, the lawful currency of the U.S.

2.	PURCHASE AND SALE

2.1. Purchase and Sale of Ordinary Shares. Subject to the terms and conditions of this Agreement, the Company hereby agrees to issue and sell to each Purchaser, and each Purchaser agrees to subscribe for and purchase from the Company, at the Closing with respect to such Purchaser, that number of Ordinary Shares set forth opposite such Purchaser’s name on Schedule A attached hereto (the “Purchased Shares”) at a purchase price of US$4.0363 per Ordinary Share. The aggregate subscription price for the Purchased Shares of each Purchaser (the “Subscription Price”) is set forth opposite such Purchaser’s name on Schedule A and shall be paid in cash as provided in Section 2.3(a). Schedule A shall be updated from time to time as any Shareholder of the Company validly exercises its Right of Participation in connection with the issuance of the Purchased Shares under this Agreement and as any Purchaser validly exercises its right to oversubscription in connection with such issuance, if applicable.

2.2. Closing. The closing of the purchase and sale of the Purchased Shares contemplated under Section 2.1 (the “Closing”) with respect to each Purchaser shall take place remotely via the exchange of documents and signatures on the next Business Day after satisfaction or waiver (to the extent permissible by the Party entitled to such conditions) of the conditions set forth in Section 6 (other than those conditions to be satisfied at the Closing, but subject to the satisfaction or waiver thereof at the Closing) with respect to such Purchaser, or at such other time or place as the Company and such Purchaser may agree in writing (with respect to each Purchaser, the date on which the Closing occurs, the “Closing Date”). For the avoidance of doubt, the Company shall have the discretion to consummate a Closing with one or more Purchasers, and the Closings of the transactions with different Purchasers are not conditional upon each other.

2.3. Deliveries.

(a) At the Closing in respect of a Purchaser, such Purchaser shall pay the Subscription Price by wire transfer of immediately available funds in U.S. dollars to the Company’s bank account set forth in Schedule E hereto.

(b) At the Closing in respect of a Purchaser, the Company shall, against payment of the Subscription Price by such Purchaser, update the register of members to reflect the issuance to such Purchaser of its Purchased Shares and shall provide a copy of an extract of the relevant portion of the updated register of members reflecting such issuance to such Purchaser of its Purchased Shares. As soon as reasonably practicable after the Closing, the Company will deliver to such Purchaser a copy of the share certificate issued in the name of such Purchaser representing its Purchased Shares, if requested by such Purchaser.

3.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to each Purchaser that as of the date of this Agreement and as of the applicable Closing Date in respect of such Purchaser:

3.1. Organization, Standing and Qualification.

(a) The Company is duly organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to own its properties and assets and to carry on its business as presently conducted in all material respects.

(b) The Company has not filed (or has had filed against it) any petition for its liquidation, dissolution, bankruptcy or winding-up, or is insolvent under the Laws of its jurisdiction of organization.

3.2. Capitalization. The summary table of the issued and outstanding share capital (which does not include the identification of each individual shareholder or recipient of an award under the ESOP or the identification of each shareholder holding less than 2% of the total number of the issued and outstanding Ordinary Shares) of the Company as of January 8, 2018 is set forth in Schedule B to this Agreement.

3.3. Due Authorization. As of the date of this Agreement, all corporate actions on the part of the Company necessary for (i) the authorization, execution and delivery of, and the performance of all of its obligations under, this Agreement and the other Transaction Documents and (ii) the authorization, issuance and delivery of the Purchased Shares of such Purchaser have been taken. The Company has the requisite corporate power, capacity and authority to enter into, execute and deliver this Agreement and the other Transaction Documents and to perform all the obligations to be performed by it hereunder and thereunder. This Agreement has been duly executed and delivered by the Company. Assuming due authorization, execution and delivery of the other parties hereto and thereto, this Agreement and the other Transaction Documents, when executed and delivered by the Company, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar Laws affecting creditors’ rights generally and to general equitable principles (the “Bankruptcy and Equity Exception”).

3.4. Consents and Approvals. Assuming the accuracy of the representations made by each Purchaser in Section 4, except as expressly provided in this Agreement and the other Transaction Documents, no Approval is required to be obtained or made by or with respect to the Company in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents by the Company, or the consummation of the transactions contemplated hereby or thereby by the Company, except for any such Approvals as to which the failure to obtain or make would not materially impair the Company’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

3.5. Valid Issuance. The Purchased Shares of such Purchaser, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and non-assessable, free from any Liens (except for any restrictions on transfer under applicable Laws and under the Transaction Documents and any Liens created or imposed by such Purchaser).

3.6. No Violation. Neither the execution and delivery of this Agreement or the other Transaction Documents nor the full performance of its obligations by the Company hereunder or thereunder will (a) violate any applicable Law to which the Company is subject, or (b) violate the Restated Articles of the Company, in each case, except as would not materially impair the Company’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

3.7. Litigation. There is no Action pending against the Company, and the Company is not a party or subject to the provisions of any Order, which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

3.8. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of any the Company or its Affiliates who might be entitled to any fee or commission payable by such Purchaser in connection with the transactions contemplated by this Agreement.

4.	REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

Each Purchaser hereby represents and warrants to the Company, in respect of itself, as of the date of this Agreement and as of the applicable Closing Date in respect of such Purchaser:

4.1. Organization; Standing and Qualification.

(a) Such Purchaser is duly organized, validly existing and in good standing (to the extent such concept is recognized) under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted in all material respects.

(b) Such Purchaser has not filed (or has had filed against it) any petition for its liquidation, dissolution, bankruptcy or winding-up, or is insolvent under the Laws of its jurisdiction of organization.

4.2. Due Authorization. Such Purchaser has all requisite power, authority and capacity to enter into this Agreement and the other Transaction Documents and to perform its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of such Purchaser. This Agreement has been duly executed and delivered by such Purchaser. Assuming due authorization, execution and delivery of the other parties hereto and thereto, this Agreement and the other Transaction Documents, when executed and delivered by such Purchaser, will constitute valid and legally binding obligations of such Purchaser, enforceable against such Purchaser in accordance with its terms and subject, as to enforcement of remedies, to the Bankruptcy and Equity Exception.

4.3. Purchase for Own Account. The Purchased Shares of such Purchaser are being acquired for investment for such Purchaser’s own account, not as a nominee or agent of any Person other than such Purchaser, and not with a view to, or for sale in connection with, any distribution of any part thereof, and that such Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same to any Person. Such Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of its Purchased Shares.

4.4. Exempt from Registration; Restricted Securities. Such Purchaser understands that its Purchased Shares will not be registered under the Securities Act or registered or listed publicly pursuant to any other applicable securities Laws, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act or the registration or listing requirements of any other applicable securities Laws. Such Purchaser understands that its Purchased Shares are restricted securities within the meaning of Rule 144 under the Securities Act and that its Purchased Shares are not registered or listed publicly and must be held indefinitely unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

4.5. Status of Purchaser. Such Purchaser is (a) an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act and/or (b) is not a “U.S. person” within the meaning of Regulation S under the Securities Act and is acquiring its Purchased Shares in an offshore transaction under Rule 903 of Regulation S under the Securities Act. Such Purchaser (i) has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks involved in purchasing its Purchased Shares and (ii) is capable of bearing the economic risk of its investment. Such Purchaser has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary or appropriate for making an informed and intelligent decision with respect to the purchase of the Purchased Shares and the execution, delivery and performance of this Agreement and the other Transaction Documents.

4.6. Consents and Approvals. Except for any Approval that has been obtained or made by such Purchaser and provided to the Company as of the date of this Agreement, no Approval is required to be obtained or made by or with respect to such Purchaser or any of its Affiliates in connection with the execution, delivery or performance of this Agreement and the other Transaction Documents by such Purchaser or any of its Affiliates that is a party to any Transaction Document, or the consummation of the transactions contemplated hereby or thereby by such Purchaser or any of its Affiliates.

4.7. No Violation. Neither the execution and delivery of this Agreement or any of the other Transaction Documents nor the full performance of its obligations by such Purchaser hereunder or thereunder will (a) violate any applicable Law to which such Purchaser is subject, or (b) violate any constitutive documents of such Purchaser, in each case, except as would not materially affect such Purchaser’s ability to perform its obligations under this Agreement and the other Transaction Documents and consummate the transactions contemplated hereby and thereby.

4.8. Litigation. There is no Action pending or, to the knowledge of such Purchaser, threatened against or affecting such Purchaser before any court or arbitrator or any Governmental Authority, and such Purchaser is not a party or subject to the provisions of any Order, which in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement.

4.9. Financing. Such Purchaser has sufficient cash, available lines of credit or other sources of immediately available funds to enable it to make payment of the Subscription Price and any other amounts to be paid by it under this Agreement.

4.10. Finders’ Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of such Purchaser, any of its Affiliates or their respective directors, officers, employees or equity holders and might be entitled to any fee or commission payable by the Company or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

4.11. No Other Representations. Such Purchaser acknowledges that, except for the representations and warranties of the Company contained in Section 3, the Company is not making and has not made, and no other Person is making or has made on behalf of the Company, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby, and any such other representations and warranties are expressly disclaimed.

5.	COVENANTS

5.1. Further Assurances. Each Party shall from time to time and at all times hereafter uses reasonable best efforts to make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required or advisable to effect the transactions contemplated by this Agreement and the other Transaction Documents.

5.2. Approvals, Consents and Waivers. Without limiting the generality of Section 5.1, prior to the Closing, each Purchaser shall, and shall cause all of its Affiliates to, take all actions necessary to obtain or make all Approvals, if any, of Governmental Authorities and other Persons which are to be obtained or made by such Purchaser or any of its Affiliates and are necessary in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. In the event that the Company waives the condition set forth in Section 6.3(c) at the Closing, each Purchaser shall, and shall ensure that all of its Affiliates, within one (1) month or such other time period after the Closing as may be reasonably required by the Company, obtain or make any and all Approvals necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents which have not been obtained or made as of the Closing.

5.3. Confidentiality and Non-Disclosure.

(a) Prior to the Closing Date or after any termination of this Agreement, each Purchaser shall hold, and shall cause its Affiliates and the respective officers, directors, employees, accountants, counsel, consultants, advisors and agents of such Purchaser and its Affiliates (collectively, the “Purchaser Representatives”) to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of any applicable Laws (including, without limitation, pursuant to securities laws or regulations and applicable securities exchange rules) or requested by any Governmental Authority having competent jurisdiction, all documents and information concerning the Company or any Subsidiary furnished to such Purchaser or its Purchaser Representatives in connection with the transactions contemplated by this Agreement and the other Transaction Documents, including the terms and conditions of this Agreement, the other Transaction Documents and all exhibits and schedules attached to such agreements, including their existence, and the identity of each party thereto, except to the extent that such information can be shown to have been (i) previously known on a non-confidential basis by such Purchaser, (ii) in the public domain through no fault of such Purchaser or (iii) later lawfully acquired by such Purchaser from sources other than the Company; provided that a Purchaser may disclose such information to its Purchaser Representatives who need to know such information for the purpose of evaluating, negotiating or consummating the transactions contemplated by this Agreement so long as such Purchaser Representatives are informed by such Purchaser of the confidential nature of such information and are directed by such Purchaser to treat such information confidentially. Each Purchaser shall be responsible for any failure to treat such information confidentially by its Purchaser Representatives. If this Agreement is terminated in respect of any Purchaser, such Purchaser will, and will cause its Purchaser Representatives to, destroy or deliver to the Company, upon request, all documents and other materials, and all copies thereof, obtained by such Purchaser or its Purchaser Representatives or on their behalf from the Company or any Subsidiary in connection with this Agreement that are subject to such confidence.

(b) The provisions of this Section 5.3 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by any of the Parties with respect to the transactions contemplated hereby.

5.4. No Use of Company Name. Without the prior written consent of the Company, none of the Purchasers or the Purchaser Representatives (other than Tencent or any Affiliate of Tencent that is a Purchaser and their respective Purchaser Representatives) shall be entitled to use, publish or reproduce the name, trademarks, trade names, domain names, service marks, business names, or logos of the Company or its Affiliates, including without limitation “Tencent”, “腾讯”, “Tencent Music”, “腾讯音乐”, “QQ Music”, “Kugou”, “Kuwo”, or any similar name, trademark or logo in any discussion, documents or materials, including without limitation for marketing or other purposes.

5.5. IPO. Each Purchaser hereby agrees that, after the Closing, it shall, and shall cause its Affiliates to, take any and all reasonable actions to facilitate an IPO of the Company as may be requested by the Company and/or the lead underwriter(s) of an IPO, including without limitation, cooperating in due diligence in connection therewith. The obligations of each Purchaser and its Affiliates under this Section 5.5 shall be additional to, and not in substitution for, any other obligations of such Purchaser or its Affiliates under the Transaction Documents in relation to an IPO.

5.6. Joinder to Shareholders Agreement. In the event that a Purchaser or any of its Affiliates that is an Existing Shareholder is not a party to the Shareholders Agreement prior to the execution and delivery of this Agreement, (a) such Purchaser, on behalf of itself and any such Affiliate, hereby agrees to be bound by the Shareholders Agreement as a Shareholder thereunder, subject to all of the restrictions, conditions and obligations, and entitled to all the rights and privileges, applicable to a Shareholder thereunder; and (b) upon request by the Company, such Purchaser shall, and shall procure such Affiliate of such Purchaser, promptly deliver a joinder to the Shareholders Agreement in the form attached as Exhibit A thereto duly executed by such Purchaser or Affiliate, as applicable.

6.	CONDITIONS TO CLOSING

6.1. Conditions to Obligations of Purchasers and Company. The obligations of each Purchaser and the Company to consummate the Closing are subject to the satisfaction or waiver, at or prior to the Closing, of the following condition:

(a) No Injunctions or Legal Prohibitions. No provision of applicable Laws, and no Order, shall prohibit the consummation of the Closing.

6.2. Conditions to Obligations of Purchasers. The obligations of each Purchaser under this Agreement to consummate the Closing are subject to the satisfaction or waiver by such Purchaser, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties True and Correct. The representations and warranties of the Company set forth in Section 3 shall be true and correct at and as of the Closing, with only exceptions as would not in the aggregate materially impair the Company’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby.

(b) Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

6.3. Conditions to Obligations of Company. The obligations of the Company under this Agreement to consummate the Closing in respect of each Purchaser are subject to the satisfaction or waiver by the Company, at or prior to the Closing, of each of the following conditions:

(a) Representations and Warranties True and Correct. The representations and warranties of such Purchaser set forth in Section 4 shall be true and correct in all material respects at and as of the Closing.

(b) Performance. Such Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c) Approvals, Consents and Waivers. Such Purchaser and all of its Affiliates shall have obtained or made any and all Approvals necessary for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, each of which shall be in full force and effect as of the Closing, and in each case, in proper form and without imposing or proposing the imposition of any terms or conditions which, individually or in the aggregate, could be reasonably expected to materially impair the ability of such Purchaser to consummate, or prevent or materially delay, the transactions contemplated by this Agreement and the other Transaction Documents.

(d) Closing Certificate. Such Purchaser shall have delivered to the Company a certificate, dated as of the Closing Date, signed by a duly authorized director or officer of such Purchaser, certifying as to the satisfaction of the conditions specified in sub-sections (a), (b) and (c) above.

7.	REMEDIES; INDEMNITY

7.1. Survival. The representations and warranties of the Company and each Purchaser contained in this Agreement shall survive the Closing until the earlier of (i) the consummation of a public offering and/or listing of the shares of the Company (an “IPO”), or (ii) the end of a period of twelve (12) months after the Closing. The covenants and agreements of the Company and each Purchaser set forth in this Agreement shall survive the Closing until fully discharged in accordance with their terms, except for those covenants and agreements which shall be complied with or discharged prior to the Closing in accordance with the terms of this Agreement.

7.2. Indemnification.

(a) Effective at and after the Closing, subject to the other provisions of this Section 7.2(a) and Schedule C, the Company shall indemnify and hold harmless each Purchaser and its Affiliates (each, a “Purchaser Indemnitee”) against any losses, liabilities, damages and expenses, including reasonable advisor’s fees and other reasonable expenses of investigation and defense of any of the foregoing (“Losses”), actually suffered by such Purchaser Indemnitee arising out of (i) any misrepresentation or breach of warranty made by the Company in this Agreement; and (ii) any breach or violation of, or failure to perform, any covenants or agreements made by or on behalf of, or to be performed by, the Company in this Agreement; provided that the Company shall not be liable under this Section 7.2(a) to any Purchaser Indemnitee in respect of any Purchaser (i) for any diminution in value of the Purchased Shares, (ii) for any and all Losses arising out of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the Loss relating thereto is less than US$500,000.00 (the “De Minimis Claim Threshold”), or (iii) in respect of each individual claim where the Loss relating thereto is equal to or greater than the De Minimis Claim Threshold, unless the aggregate amount of all Losses by the Purchaser Indemnitees of such Purchaser in respect of claims that exceed the De Minimis Claim Threshold exceeds 5% of the Subscription Price (the “Applicable Basket”) of such Purchaser and then only to the extent of such excess; provided further, that the maximum aggregate liability of the Company under this Section 7.2(a) to all Purchaser Indemnitees in respect of a Purchaser shall not exceed an amount equal to 30% of the Subscription Price (the “Applicable Cap”) of such Purchaser.

(b) Effective at and after the Closing, subject to the other provisions of this Section 7.2(b) and Schedule C, each Purchaser shall indemnify and hold harmless the Company and its Affiliates (each, a “Company Indemnitee”) against any Losses actually suffered by such Company Indemnitee arising out of (i) any misrepresentation or breach of warranty made by such Purchaser in this Agreement (other than in the case of any breach of Section 4.3, in which case Section 7.5 shall apply); and (ii) any breach or violation of, or failure to perform, any covenants or agreements made by or on behalf of, or to be performed by, such Purchaser in this Agreement; provided that no Purchaser shall be liable under this Section 7.2(b) to any Company Indemnitee (i) for any and all Losses arising out of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the Loss relating thereto is less than the De Minimis Claim Threshold, or (iii) in respect of each individual claim where the Loss relating thereto is equal to or greater than the De Minimis Claim Threshold, unless the aggregate amount of all Losses by the Company Indemnitees in respect of claims that exceed the De Minimis Claim Threshold exceeds the Applicable Basket of such Purchaser and then only to the extent of such excess; provided further, that the maximum aggregate liability of any Purchaser under this Section 7.2(b) to all Company Indemnitees shall not exceed an amount equal to the Applicable Cap of such Purchaser.

7.3. Procedure. Any Party seeking indemnification under this Section 7 (an “Indemnified Party”) shall notify the Party from whom indemnification is being sought (an “Indemnifying Party”) in writing of any Action against such Indemnified Party in respect of which any Indemnifying Party is or may be obligated to provide indemnification hereunder promptly after the receipt of notice or knowledge of the commencement thereof. Such notice shall set forth in reasonable detail such claim and the basis for indemnification (taking into account the information then available to the Indemnified Party). The failure to so notify an Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder to the extent such failure shall have adversely prejudiced such Indemnifying Party.

7.4. Exclusive Remedy. Notwithstanding any other provision contained herein, from and after the Closing, this Section 7 shall be the sole and exclusive remedy of the Parties for any claim arising out of any misrepresentation, breach of warranty, covenant or other agreement (other than those contained in Sections 4.3, 5.2, 5.3, 5.4, 5.5, 5.6, 9.2 and 9.3) or other claim arising out of this Agreement and the transactions contemplated hereby, except that no limitation or exceptions with respect to the obligations or liabilities on the Company or any Purchaser provided in the foregoing sub-sections under this Section 7 or Schedule C, shall apply to a Loss incurred by any Company Indemnitee or Purchaser Indemnitee, as applicable, arising due to the fraud or fraudulent misrepresentation of such Purchaser or the Company, as applicable.

7.5. Remedies for Breach of Section 4.3.

(a) In the event that the Company reasonably believes that there is a breach by any Purchaser of any of its representations and warranties in Section 4.3, the Company may, at its option, provide a written notice to such Purchaser describing the basis for such belief of the Company. Each Purchaser hereby agrees that, upon delivery of such notice and unless such Purchaser has provided proof to the satisfaction of the Company that there is not and has not been any breach by such Purchaser of Section 4.3, the Company has the right to elect to, in its sole and absolute discretion and at any time:

(i) redeem all or a portion of the Purchased Shares of such Purchaser at a redemption price per Ordinary Share equal to the lower of the Fair Market Value per Ordinary Share or US$3.22904 (which represents a 20% discount to the per Ordinary Share Subscription Price under this Agreement), as appropriately adjusted for any share dividends, combinations, reclassifications, splits or other similar events with respect to the Ordinary Shares. For purposes of this Section 7.5(a)(i), “Fair Market Value” means (A) upon the Company’s IPO, the average reported closing price of an Ordinary Share on their principal trading market for the three trading days immediately prior to the date of the redemption; or (B) prior to the Company’s IPO, the fair market value on the date of redemption as determined by the board of directors of the Company in good faith;

(ii) refuse to recognize any Transfer of the Purchased Shares or any other shares of the Company owned by such Purchaser or any of its Affiliates in the register of members of the Company without assigning any reason therefor; and/or

(iii) to the extent permitted by applicable Laws, refuse to (A) declare or pay any dividend or other distribution of the Company’s assets or otherwise recognize the economic interests or benefits in respect of the Purchased Shares and any other shares of the Company owned by such Purchaser or any of its Affiliates; and (B) treat such Purchaser or any of its Affiliates owning shares in the Company as a member or shareholder of the Company, recognize the vote by such Purchaser or any of its Affiliates, or count such Purchaser or any of its Affiliates in determining the total number of issued shares at any time, for purposes of the Restated Articles or the Shareholders Agreement or for any other purposes, in each case, in respect of the Purchased Shares and any other shares of the Company owned by such Purchaser or any of its Affiliates.

(b) Notwithstanding Section 7.5(a), in the event that the Company (x) reasonably believes that there is any breach by a Purchaser of any of its representations and warranties in Section 4.3 and (y) determines that the actions which may be taken pursuant to clauses (i) through (iii) in Section 7.5(a) would not adequately compensate the Company compared to the harm caused by such Purchaser’s breach of Section 4.3, upon written notice by the Company, such Purchaser shall pay to the Company an amount equal to 100% of the Subscription Price of such Purchaser (the “Liquidated Damages”). The Parties intend that the Liquidated Damages constitute compensation, and not a penalty. The Parties acknowledge and agree that the Company’s harm caused by a breach of Section 4.3 would be impossible or very difficult to be accurately estimated at the time of the execution and delivery of this Agreement, and that the Liquidated Damages are a reasonable estimate of the anticipated or actual harm that might arise from such breach.

8.	TERMINATION

8.1. Grounds for Termination. This Agreement may be terminated, in respect of any Purchaser, at any time prior to the applicable Closing in respect of such Purchaser:

(a) by mutual written agreement of the Company and such Purchaser; or

(b) by the Company if the Closing shall not have been consummated on or before February 28, 2018.

The Party desiring to terminate this Agreement pursuant to Section 8.1(a) or 8.1(b) shall give notice of such termination to the other Party.

8.2. Effect of Termination. If this Agreement is terminated in respect of a Purchaser as permitted by Section 8.1, such termination shall be without liability of the Company or the Purchaser with respect to which such termination is effective (or any shareholder, director, officer, employee, agent, consultant or representative of such Party) to the applicable Purchaser or the Company, as applicable; provided that if such termination shall result from the willful (i) failure of a Party to fulfill a condition to the performance of the obligations of the other Party, (ii) failure to perform a covenant of this Agreement or (iii) breach by a Party hereto of any representation or warranty or agreement contained herein, such Party shall be fully liable for any and all Losses incurred or suffered by the other Parties as a result of such failure or breach. The provisions of Sections 5.3, 5.4, 5.5, 5.6, 8.2, 9.1, 9.2, 9.3, 9.13 and 9.14 shall survive any termination hereof pursuant to Section 8.1.

9.	MISCELLANEOUS

9.1. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the Laws of Hong Kong without giving effect to any choice of law rule that would cause the application of the Laws of any jurisdiction other than the Laws of Hong Kong to the rights and duties of the Parties hereunder.

9.2. Agreements Relating to Dual-Class Structure and Re-Designation.

(a) Each Purchaser, on behalf of itself and its Affiliates, agrees that:

(i) the Company may, at any time at or prior to the completion of an IPO of the Company, adopt a dual-class share structure such that its share capital will include Class A ordinary shares and Class B ordinary shares upon the completion of the IPO (the “Effective Event”),

(ii) in connection with such adoption of a dual-class share structure, the Board may determine that:

(A) the shares of the Company that are owned immediately prior to the Effective Event by any Person that is not an Existing Shareholder may, if determined by the Board, be designated as Class A ordinary shares;

(B) any shares of the Company that will be issued and sold in the IPO will be designated as Class A ordinary shares; and

(C) all of the shares of the Company that are owned by any Existing Shareholder or any of its Affiliates (whether as a result of any subscription of new shares by, or any Transfer by another holder of shares to, such Existing Shareholder or its Affiliates, or otherwise) immediately prior to the Effective Event will be designated as Class B ordinary shares;

(iii) each Class A ordinary share will be entitled to one (1) vote and each Class B ordinary share will be entitled to fifteen (15) votes on all matters to be voted upon by or otherwise requiring the consent of the Company’s shareholders;

(iv) Class B ordinary shares will automatically and immediately convert into an equal number of Class A ordinary shares upon the occurrence of any transfer of such Class B ordinary shares by the holder thereof or an Affiliate of such holder to any Person that is not an Affiliate of such holder, or any other event that may be designated by the Company; and

(v) any re-designation or conversion described in this Section 9.2 may be effected by way of a repurchase by the Company of all such shares to be re-designated or converted in exchange for the issuance by the Company to the relevant shareholder(s) in the Company of the relevant number of fully paid new shares in the Company, and each Purchaser, on behalf of itself and its Affiliates, hereby unconditionally and irrevocably agrees that such Purchaser’s execution of this Agreement shall constitute its consent to the repurchase of all of its shares in the Company in connection with the matters described in paragraphs (i) through (v) for the purposes of the Restated Articles of the Company, as may be amended from time to time.

The matters described in paragraphs (i) through (v) above shall be referred to as the “Dual-Class Structure and Re-Designation.”

(b) Each Purchaser, on behalf of itself and its Affiliates, hereby unconditionally and irrevocably:

(i) consents to the Dual-Class Structure and Re-Designation, including without limitation for all purposes under the Shareholders Agreement, as may be amended from time to time, and the Restated Articles, as may be amended from time to time;

(ii) waives any veto rights and all similar rights (whether arising at contract or in law or otherwise) in respect of the Dual-Class Structure and Re-Designation;

(iii) agrees to vote, or cause to be voted, the Purchased Shares or any other shares in the Company that are owned by such Purchaser or its Affiliates from time to time and at any time after the date of this Agreement (the “Purchaser Owned Shares”), at every meeting (or in connection with any action by written consent) of the Company’s shareholders at which such matters are considered and at any adjournment or postponement thereof prior to the Effective Event, (A) in favor of, and (B) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit, the Dual-Class Structure and Re-Designation and the adoption of any amendment to the Articles of the Company to reflect the Dual-Class Structure and Re-Designation and other changes as necessary or appropriate to facilitate an IPO of the Company;

(iv) agrees to cause any director designated by such Purchaser and/or its Affiliates pursuant to the Shareholders Agreement to vote, at every meeting of the Company’s Board at which such matters are considered and at any adjournment or postponement thereof (or execute and deliver any unanimous written resolution of the Board), (A) in favor of, and (B) against any action, proposal, transaction or agreement that could reasonably be expected to impede, interfere with, delay, discourage, adversely affect or inhibit, the Dual-Class Structure and Re-Designation and the adoption of any amendment to the Articles of the Company to reflect the Dual-Class Structure and Re-Designation and other changes as necessary or appropriate to facilitate an IPO of the Company; and

(v) agrees to promptly execute, deliver or enter into any other agreement, document, consent, approval or instrument, and take any other actions, which may be reasonably necessary or advisable to effect the Dual-Class Structure and Re-Designation and the adoption of any amendment to the Articles of the Company to reflect the Dual-Class Structure and Re-Designation and other changes as necessary or appropriate to facilitate an IPO of the Company.

(c) Each Purchaser, on behalf of itself and its Affiliates, irrevocably makes, constitutes and appoints each of the Chairman of Board of Directors and the Chief Executive Officer of the Company from time to time a true and lawful proxy and attorney-in-fact (each, an “Attorney”) of such Purchaser and any of its Affiliates owning any Purchaser Owned Shares, with full power and authority, in the name and on behalf of such Purchaser and its Affiliates, (i) to exercise their voting rights with respect to all of the Purchaser Owned Shares in accordance with Subsections (b)(iii) and (b)(v) above in any vote of the Company’s shareholders or proposed action by written consent by the Company’s shareholders, and (ii) to make, execute and deliver all resolutions, consents and other writings and to do such things and to take such actions in each case to the extent the applicable Attorney considers necessary to exercise the voting rights of such Purchaser or any of its Affiliates pursuant to clause (i) above, as fully as could such Purchaser or its Affiliate, as applicable, if personally present and acting. The above proxy and power of attorney is given to secure the performance of the duties of each Purchaser and its Affiliates under Subsections (b)(iii) and (b)(v) above. Each Purchaser shall, and shall procure its Affiliates, take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. The power of attorney granted by each Purchaser and its Affiliates herein is a durable power of attorney and shall survive the dissolution, bankruptcy, death or incapacity of such Purchaser and any of its Affiliates. The above proxy and power of attorney from each Purchaser and its Affiliates to the Attorneys is coupled with an interest and is irrevocable and continuously effective during the period from the date hereof until the earlier of (i) the first date on which such Purchaser and its Affiliates no longer own any Purchaser Owned Shares or (ii) the Effective Event.

(d) Each Purchaser further acknowledges and agrees that, prior to the Effective Event, unless otherwise requested or permitted by the Company in writing, (i) such Purchaser shall not, and shall procure that its Affiliates do not, in any way and for any purpose, (A) claim that any or all of the Purchaser Owned Shares, are of a separate class of shares in the Company, individually or collectively with any shares in the Company held by any other Person, from the other Ordinary Shares; or (B) request that the Company acknowledge that the Purchaser Owned Shares are in a separate class of shares or seek its consent as a holder of a separate class of shares in the Company, individually or collectively with any shares in the Company held by any other Person, from the other Ordinary Shares, in relation to any matter to be voted upon or otherwise requiring the consent of any of the Company’s shareholders; and (ii) such Purchaser shall not, and shall procure that its Affiliates do not, in any way and for any purpose vote or attempt to vote any or all of the Purchaser Owned Shares in a separate shareholder class meeting or by way of a written resolution of holder(s) of a separate class of shares, individually or collectively with any shares held by any other Person, from the other Ordinary Shares, in respect of any matter to be voted upon or otherwise requiring the consent of any of the Company’s shareholders.

(e) For the avoidance of doubt, this Section 9.2 does not obligate the Company to implement a dual-class share structure on terms specified in Section 9.2(a). The parties hereby acknowledge and agree that the final terms of any dual-class share structure adopted by the Company shall be as determined by the Board and as approved by the requisite shareholders under applicable Laws and any applicable provisions of the Restated Articles and the Shareholders Agreement, and such terms may be different from those specified in Section 9.2(a).

9.3. Transfer. Without prejudice to any other restriction on Transfer applicable to the Purchaser Owned Shares, each Purchaser shall not, and shall procure its Affiliates do not, directly or indirectly, Transfer any Purchaser Owned Shares unless the transferee of such proposed Transfer (except for any transferee otherwise designated by the Company) duly executes and delivers to the Company an agreement in a form satisfactory to the Company pursuant to which such transferee shall agree to be bound by Sections 9.1, 9.2, 9.3, 9.8 and 9.13 as if it were a Purchaser hereunder. After a Transfer of any Purchaser Owned Shares in accordance with the foregoing sentence, in the event of any amendment to Section 9.1, 9.2, 9.3, 9.8 or 9.13 of this Agreement, such transferee shall be deemed the “Purchaser” in respect of the Purchaser Owned Shares subject to such Transfer in lieu of the Transferring Purchaser for purposes of Section 9.8.

9.4. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties. Except as otherwise provided in this Agreement, this Agreement and the rights and obligations herein may not be assigned by any Party without the written consent of the other Parties.

9.5. Entire Agreement. This Agreement and the other Transaction Documents, including the schedules and exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference, constitute the entire understanding and agreement among the Parties with regard to the subjects hereof and thereof.

9.6. Parties in Interest. Except as expressly provided elsewhere in this Agreement, a person who is not a Party to this Agreement shall not have any rights under the Contracts (Right of Third Parties) Ordinance (Chapter 623, Laws of Hong Kong) to enforce any terms of this Agreement. This does not affect any right or remedy of a third party which exists, or is available, apart from the Contracts (Right of Third Parties) Ordinance.

9.7. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Parties, upon delivery; (b) when sent by facsimile at the number set forth in Schedule D, upon receipt of confirmation of error-free transmission; (c) seven Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Parties as set forth in Schedule D; or (d) three Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the Parties as set forth in Schedule D with next business-day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider. Each Party making a communication hereunder by facsimile shall promptly confirm by telephone to the Party to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.7 by giving, the other Parties written notice of the new address in the manner set forth above.

9.8. Amendments. Subject to Section 9.3, any term of this Agreement may be amended (i) as such term applies between the Company and any Purchaser, with the written consents of both the Company and such Purchaser (and without the consent or approval of any other Purchaser), or (ii) with the written consents of the Company and the Purchasers of a majority of the total number of Purchased Shares of all the Purchasers in respect of which this Agreement has not been terminated pursuant to Section 8.1(a) or 8.1(b); provided, however, that the number of Purchased Shares and the Subscription Price in respect of a Purchaser may not be amended without the consent of such Purchaser; provided further, that one or more Purchasers may become Parties to this Agreement after the date of this Agreement in accordance with Section 2.1 without any consent or approval of any other Purchaser. Any amendment effected in accordance with clause (ii) of the foregoing sentence shall be binding upon the Company and all the Purchasers (and to the extent provided for in Section 9.3, any and all permitted transferees of the Purchaser Owned Shares as if it were a Purchaser hereunder).

9.9. Delays or Omissions; Waivers. No delay or omission to exercise any right, power or remedy accruing to any Party, upon any breach or default of any Party under this Agreement, shall impair any such right, power or remedy of such Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring; nor shall any waiver of any other breach or default theretofore or thereafter occurring. Notwithstanding anything to the contrary in this Agreement, any Party may waive any of its rights under this Agreement without obtaining the consent of any other Party. Any waiver by any Party of any condition or breach of default under this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by Laws or otherwise afforded to any Party shall be cumulative and not alternative.

9.10. Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to sections and schedules herein are to sections and schedules of this Agreement. Unless a provision hereof expressly provides otherwise: (i) the term “or” is not exclusive; (ii) the terms “herein”, “hereof”, and other similar words refer to this Agreement as a whole and not to any particular section, subsection, paragraph, clause, or other subdivision; (iii) the masculine, feminine, and neuter genders will each be deemed to include the others; and (iv) whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

9.11. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement shall become effective (i) with respect to each Party that becomes party to this Agreement as of the date of this Agreement, upon such Party’s due execution and delivery of this Agreement and (ii) with respect to each Purchaser who shall become a Party after the date of this Agreement in accordance with the last sentence of Section 2.1, such Purchaser’s due execution and delivery to the Company of a counterpart signature page to this Agreement.

9.12. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate, in good faith, a substitute, valid and enforceable provision or agreement which most nearly affects the Parties’ intent in entering into this Agreement.

9.13. Dispute Resolution. Any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other. The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force at the time when the Arbitration Notice is submitted. The seat of arbitration shall be Hong Kong. There shall be three (3) arbitrators. The complainant and the respondent to such dispute shall each select one arbitrator within thirty (30) days after giving or receiving the demand for arbitration (the “Selection Period”). Such arbitrators shall be freely selected, and the parties shall not be limited in their selection to any prescribed list. The chairman of the HKIAC shall select the third arbitrator. If either party to the arbitration fails to appoint an arbitrator with the Selection Period, the relevant appointment shall be made by the chairman of the HKIAC. The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 9.13, including the provisions concerning the appointment of the arbitrators, this Section 9.13 shall prevail. Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party. The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award. Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal. During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

9.14. Expenses. Each Party shall bear its own costs and expenses in connection with the negotiation, execution and delivery of this Agreement and the other Transaction Documents.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED and DELIVERED as a deed by and in the name of TENCENT MUSIC ENTERTAINMENT GROUP (腾讯音乐娱乐集团) by its duly authorised attorney in the presence of :	) ) ) ) )

/s/ Zou Wenting	/s/ Cussion Pang
Signature of Witness	Signature of authorised attorney

Name of Witness: Zou Wenting
Address:

17F, Malata building, No.9998 Shennan road

Nanshan district, Shenzhen, 518057, China

[Signature Page to Share Subscription Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as a deed as of the date first above written.

EXECUTED, SEALED and DELIVERED as a deed by and in the name of MIN RIVER INVESTMENT LIMITED by its duly authorised attorney in the presence of :	) ) ) )

/s/ Yan Qianwen	/s/ Ma Huateng
Signature of Witness	Signature of authorised attorney

Name of Witness: Yan Qianwen
Address:

38/F, Tencent Building, Kejizhongyi Avenue, Hi-tech Park

Nanshan District, Shenzhen, 518057, China

[Signature Page to Share Subscription Agreement]

SCHEDULE A

Schedule of Purchasers

Name of Purchaser as of the Date of the Agreement	Number of Purchased Shares	Subscription Price
Min River Investment Limited	30,340,959	US$122,465,212.81
[REDACTED]

Total Number of Purchased Shares	Total Subscription Price
49,550,331	US$200,000,001.02